UMAMI SUSTAINABLE SEAFOOD, INC.
NON-PLAN STOCK UNIT AWARD AGREEMENT

THIS NON-PLAN STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of July 1, 2012 by and between Umami Sustainable Seafood, Inc., a Nevada corporation (the “Corporation”), and Tim Fitzpatrick (the “Grantee”).
W I T N E S S E T H

WHEREAS, the Corporation has granted to the Grantee effective as of the date hereof (the “Award Date”), a credit of stock units (the “Award”) as set forth below, upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Grantee an Award with respect to an aggregate of 500,000 stock units (subject to adjustment as provided in Section 8 of this Agreement) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation's common stock (“Common Stock”) (subject to adjustment as provided in Section 8 of this Agreement) solely for purposes of this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if such Stock Units vest pursuant to Section 2. The Stock Units shall not be treated as property or as a trust fund of any kind.

2.Vesting. Subject to Section 7 below, the Award shall vest and become nonforfeitable upon the occurrence of either a Change in Control (as defined in Section 4(a)(iii) of the Employment Agreement dated as of January 3, 2012 between the Corporation and the Grantee (the "Employment Agreement")) or at such time that the Corporation is no longer required to file reports with the U.S. Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (a “Delisting”), and provided that the Grantee's employment or service with the Corporation continues through the date of such Change in Control or Delisting, and provided further that the Change in Control or Delisting occurs on or before the date that is eighteen (18) months after the Award Date.

3.Continuance of Employment/Service. The vesting schedule requires continued employment or service through the applicable vesting date as a condition to the vesting of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below. For avoidance of doubt, the provisions in Section 4(a)(i) of the Employment Agreement relating to the acceleration of vesting of equity awards in connection with certain terminations of the Grantee's employment will not apply to the Award.

Nothing contained in this Agreement constitutes an employment or service commitment by the Corporation or any other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation (a "Subsidiary"), affects the Grantee's status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee's other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee without his consent thereto.

4.Dividend and Voting Rights.

(a)Limitations on Rights Associated with Units. The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 4(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b)Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Grantee with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 8 of this Agreement) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock (as determined in good faith by the Administrator) on the date of payment of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Section 4(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 4(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 6 or terminated pursuant to Section 7.

5.Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

6.Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 2 hereof (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 7. The Corporation's obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Grantee or other person entitled under the Agreement to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 11 of this Agreement. The Grantee shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 7.

7.Effect of Termination of Employment or Service. The Grantee's Stock Units shall terminate to the extent such units have not become vested prior to (1) the first date the Grantee is no longer employed by or in service to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Grantee's employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily, or (2) if a Change in Control or Delisting has not previously occurred, the date that is eighteen (18) months after the Award Date; provided, however, that, if the Grantee's employment terminates due to the Grantee's death or Disability (as defined in the Employment Agreement), the Award will become fully vested on the date of such termination. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Grantee, or the Grantee's beneficiary or personal representative, as the case may be.

8.Adjustments. Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 4(b). As used herein, the “Administrator” means the Board of Directors of the Corporation (the “Board”) or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Award.

Any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 8, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

9.Tax Withholding. Subject to Section 11 of this Agreement, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (as determined in good faith by the Administrator), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

10.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee's last address reflected on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer an employee of or in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11.Compliance with Laws. The grant of the Award and the offer, issuance and delivery of shares of the Corporation's Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Award will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

12.Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Any amendment of this Agreement must be in writing and signed by the Corporation, provided that no such amendment shall, without written consent of the Grantee, affect in any manner materially adverse to the Grantee any rights or benefits of the Grantee or obligations of the Corporation. Changes contemplated by Section 8 of this Agreement shall not be deemed to constitute changes or amendments for purposes of this Section 12. The Corporation may unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. For avoidance of doubt, the Employment Agreement is outside the scope of this integration provision, and, except as expressly provided in Section 3 hereof, nothing contained herein is intended to adversely affect any independent contractual right of the Grantee under the Employment Agreement.

13.Limitation on Grantee's Rights. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. The Grantee shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

14.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.

17.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the U.S. Internal Revenue Code. This Agreement shall be construed and interpreted consistent with that intent.

18.Clawback Policy. The Stock Units are subject to the terms of the Corporation's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

19.No Advice Regarding Grant. The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 9 above, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Award.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.

UMAMI SUSTAINABLE SEAFOOD, INC.,	GRANTEE
a Nevada Corporation

By: /s/ Oli V. Steindorsson	/s/ Tim Fitzpatrick
Signature
Print Name: Oli V. Steindorsson

Its: C.E.O.	Tim Fitzpatrick
Print Name

6